SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  February 25, 2008

(Date of earliest event reported)

SALLY BEAUTY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33145	36-2257936
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

3001 Colorado Boulevard
Denton, Texas 76210

(Address of principal executive offices)

(940) 898-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.  REGULATION FD DISCLOSURE

On February 21, 2008, L’Oreal USA S/D, Inc. (“L’Oreal”)  filed a lawsuit in California state court naming, among others, SD Hair, Ltd. and Hair of Nevada, LLC (collectively, “SD Hair”), franchisees of our subsidiary Armstrong McCall division (“AMLP”) of our Beauty Systems Group LLC (“BSG”) business unit, as defendants.  The suit alleges, among other things, that SD Hair has breached its franchise agreement with AMLP by diverting (selling) Matrix branded products to unauthorized buyers, and that L’Oreal is entitled to make claims against SD Hair under the franchise agreement as a third-party beneficiary of that agreement.  The suit also alleges, among other issues, that SD Hair induced AMLP to breach its agreement to distribute Matrix branded products in some unspecified manner.  Neither Sally Beauty Holdings, Inc. (the “Company”) nor any of its subsidiaries (including AMLP) is a defendant in the lawsuit filed by L’Oreal.

Apart from the lawsuit, L’Oreal has claimed that AMLP franchisees have been diverting L’Oreal products, including Matrix branded products, to unauthorized buyers.   L’Oreal has threatened to terminate AMLP’s exclusive distribution contract with L’Oreal for Matrix products in the event that, among other things, AMLP does not correct this alleged diversion activity.  AMLP has a program in place to periodically audit its franchisees for diversion-related activities.  As a result of this program, we have terminated our relationship with certain franchisees and restricted the sales activities of others.  In addition we have, jointly with L’Oreal, retained an independent accounting firm to audit various AMLP franchisees to determine whether certain franchisees are involved in diversion.  We do not believe there is a basis for L’Oreal to terminate AMLP’s exclusive distribution contract with L’Oreal for Matrix branded products.   In the event L’Oreal seeks to terminate its exclusive distribution contract with AMLP regarding Matrix products, by litigation or otherwise, we will vigorously oppose such termination.

Attached as Exhibit 99.1 are scripted Questions and Answers (Q&A), dated February 25, 2008, to be used by the Company when discussing these developments with representatives of the financial community.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)           See exhibit index.

All of the information furnished in Items 7.01 and 9.01 of this report and the accompanying appendix and exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, unless expressly incorporated by reference therein.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 25, 2008

SALLY BEAUTY HOLDINGS, INC.

	By:	/s/ Raal H. Roos
	Name:	Raal H. Roos
	Title:	Senior Vice President, Secretary and
General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1

Scripted Questions and Answers (Q&A), dated February 25, 2008, to be used b y Sally Beauty Holdings, Inc. when discussing developments to its relationship with L’Oreal with representatives of the financial community